UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2015

Dover Downs Gaming & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-16791

Delaware	51-0414140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 1, 2015, the New York Stock Exchange notified us that we had satisfied the NYSE’s share price continued listing standard by virtue of the fact that as of March 31, 2015, both the closing share price of our common stock and its average closing share price over the preceding 30 consecutive trading days were in excess of the $1.00 minimum threshold required by the NYSE.  As previously disclosed, we received written notice from the NYSE on October 28, 2014 that we were not in compliance with this $1.00 minimum threshold and were afforded six months, or until April 28, 2015, to cure the non-compliance.  As we have cured the non-compliance prior to the cure deadline imposed by the NYSE, our common stock will continue to be traded on the NYSE, subject to our continued compliance with all other applicable NYSE requirements.

On April 1, 2015, we issued a press release announcing the above development.  A copy of the press release is included as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1        Press Release dated April 1, 2015, issued by Dover Downs Gaming & Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated:  April 1, 2015

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated April 1, 2015, issued by Dover Downs Gaming & Entertainment, Inc.